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                                                                    EXHIBIT 10-R











                             RABBI TRUST AGREEMENT









                             VERITAS DGC INC.

                             DEFERRED COMPENSATION PLAN
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                                    TABLE OF
                                    CONTENTS



Section 1.  Establishment of Trust ..........................................  1

Section 2.  Payments to Plan Participants and their Beneficiaries ...........  2

Section 3.  Trustee Responsibility Regarding Payments to the Trust
            Beneficiary When the Company is Insolvent .......................  2

Section 4.  Payments to the Company .........................................  3

Section 5.  Investment Authority ............................................  3

Section 6.  Disposition of Income ...........................................  5

Section 7.  Accounting by the Trustee .......................................  6

Section 8.  Responsibility of the Trustee ...................................  6

Section 9.  Compensation and Expenses of the Trustee ........................  7

Section 10. Resignation and Removal of the Trustee ..........................  7

Section 11. Appointment of Successor ........................................  7

Section 12. Amendment or Termination ........................................  8

Section 13. Miscellaneous ...................................................  8

Section 14. Effective date ..................................................  9
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                             RABBI TRUST UNDER THE
                  VERITAS DGC INC. DEFERRED COMPENSATION PLAN

     This Trust Agreement made this ____ day of ___________, 20___ by and between Veritas DGC Inc. (hereinafter called the "Company"), with its principal place of business 10300 Town Park, Houston, Texas 77072 and Austin Trust Company (hereinafter called the "Trustee"), a trust company organized and existing under the laws of the State of Texas, as Trustee.

                             W I T N E S S E T H :

     WHEREAS, the Company has adopted the Veritas DGC Inc. Deferred Compensation Plan ("Plan"), a non-qualified deferred compensation plan; and

     WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan; and

     WHEREAS, the Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan; and

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

     WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;


     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the trust shall be comprised, held and disposed of as follows:

SECTION 1. ESTABLISHMENT OF TRUST

     (a) The Company hereby deposits with the Trustee in trust $100.00, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

     (b) The Trust shall become irrevocable upon execution.

     (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any right created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of the Plan participants and their beneficiaries against

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the Company. Any assets held by the Trust will be subject to the claims of the
Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (e) Within 30 days following the end of the Plan year, ending after the Trust has become irrevocable pursuant to Section 1(b) hereof, the Company shall be required to irrevocably deposit additional cash or other property to the Trust in an amount sufficient to pay each Plan participant or beneficiary the benefits payable pursuant to the terms of the Plan as of the close of the Plan year.

SECTION 2. PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

     (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

     (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

     (c) The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as its falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO THE TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT.

     (a) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

     (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.


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     (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

     (3) If any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

     (4) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided hereunder during any such period of discontinuance.

SECTION 4. PAYMENTS TO THE COMPANY.

     Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

SECTION 5. INVESTMENT AUTHORITY

     (a) With respect to the Trust Fund, the Trustee shall have the following powers and rights, in addition to those vested in it elsewhere in this Agreement or by law:

     (1) To invest the Trust Fund in such bonds, notes, debentures, mortgages, equipment, trust certificates, investment trust certificates, preferred or common stock, insurance and annuity contracts, common or collective trust funds, shares of regulated investment companies, shares of open-ended investment companies registered under the Investment Company Act of 1940, as amended, or in such other property, real or personal, as the Trustee may deem advisable, with the case, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and

     (2) The Trustee may temporarily invest and reinvest the funds in any marketable short- and medium-term fixed income securities (including demand and short-term notes and commonly known as "Master Notes"), United States Treasury Bills, other short- and medium-term government obligations,


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     commercial paper, other money market instruments and part interests in any one or more of the foregoing, or may maintain cash balances consistent with the liquidity needs of the Plan.

     (3) In addition, the Trustee shall have full power and authority to invest and reinvest all or any part of any investment fund through the medium of any pooled investment fund or group trust (including one or more of which it is the Trustee) which is invested principally in the property of the kind authorized for investment of the respective investment funds. To the extent of investment funds. To the extent of investment of the Trust's assets in such a pooled fund or group trust, the terms of the instrument establishing such pooled fund or group trust are made a part hereof as fully as if set forth at length herein.

     (4) To retain, manage, improve, repair, operate and control all property, real or personal, at any time comprising part of the Trust Fund; and

     (5) To manage, sell, contract to sell, grant options to purchase, convey, exchange, partition, lease for any term (even though such term commences in the future or may extend beyond the duration of the Trust), and otherwise dispose of the Trust Fund from time to time in such a manner, for such consideration, and upon such terms and conditions as the Trustee in its discretion shall determine; and

     (6) To vote any corporate stock either in person or by proxy for any purpose; to exercise or sell any stock subscription or conversion right; to participate in voting trusts; to consent to, take any action in connection with, and receive and retain any securities resulting from any merger, consolidation, reorganization, readjustment of the financial structure, liquidation, sale, lease, or other disposition of the assets of any corporation or other organization the securities of which may constitute a portion of the Trust Fund; and

     (7) To keep any property in the name of a nominee with or without disclosure of any fiduciary relationship; and

     (8) To take any action with respect to conserving or realizing upon the value of any property in the Trust Fund; to collect, pay, contest, compromise, or abandon demands of or against the Trust Fund; to pay any tax, assessment for other charge attributable to the interest of such beneficiary; and

     (9) To purchase, hold and sell interest or units of participation in any collective or common trust fund established by the Trustee, including any such funds which may be established in the future;

     (10) To deposit securities in a security depository and permit the securities so deposited to be held in the name of the depository's nominee, and to deposit securities issued or guaranteed by the U.S. government or any agency or instrumentality thereof, including securities evidenced by book entry rather than by certificate, with the U.S. Department of the Treasury, a Federal Reserve Bank or other appropriate custodial entity, in the same account as the Trustee's own property, provided the Trustee's records and accounts show that such securities are assets of the Trust Fund; and

     (11) Generally, to do all acts, whether or not expressly authorized, which the Trustee deems necessary or desirable, but acting at all times according the principles expressed in Section 8.

     (b) The Trustee is authorized to contract or make other arrangements with any other organizations affiliated with or subsidiaries of the Trustee or related entities, for the provisions of services to the Trust or Plan, except where such arrangements are prohibited by law or regulation.

     (c) The Trustee is directed to place securities orders, settle securities trades, hold securities in custody, and other related activities on behalf of the Trust through or by any broker/dealer Trustee selects, unless an


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Investment Advisor appointed by the Company and approved by the Trustee to act as Investment Advisor (so called) specifically instructs the use of a specific broker/dealer. Trades (and related activities) conducted through any broker/dealer shall be subject to fees and commissions established by the broker/dealer, which may be paid from the Trust or netted from the proceeds of trades.

     The Trustee is authorized to disclose such information as is necessary to the operation and administration of the Trust to such persons or organizations that the Trustee determines have a legitimate business purpose for obtaining such information.

     (d) The Company may appoint an Investment Advisor subject to the approval of the Trustee. Any such appointment shall be in writing and shall delineate the duties, responsibilities and liabilities of the Investment Advisor with respect to any part of the assets of the trust under the control of the Investment Advisor. Any such Investment Advisor appointed by the Company shall be an independent person or entity.

     If the Company shall appoint an Investment Advisor to whom discretion is given to invest all or any part of the assets of the Trust, the Trustee shall segregate each such part into a separate account to be invested by the Trustee upon the direction of the Investment Advisor. The Trustee shall be under no duty to question, or make inquiries as to, any action or direction of any Investment Advisor as provided herein, or any failure to give directions, or to review the securities subject to the investment direction of any Investment Advisor, or to make any suggestions to an Investment Advisor with respect to investment and reinvestment of, or disposing of investments in, any part of the assets of the Trust subject to the investment discretion of any Investment Advisor, unless the Trustee knows that by such action or failure to act it will be participating in a breach of fiduciary duty by the Investment Advisor.

     (e) The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants, except that voting rights with respect to Trust assets with be exercised by the Company.

     (f) The Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

SECTION 6. DISPOSITION OF INCOME.

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 7. ACCOUNTING BY THE TRUSTEE.

     The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown



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separately), and showing all cash, securities and other property held in the
Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

SECTION 8. RESPONSIBILITY OF THE TRUSTEE.

     (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity, the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liability (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

     (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

     (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) The Trustee shall have, without exclusion, all powers conferred on the Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if any insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowings against such policy.

     (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     (g) The Trustee shall not be liable for any mistake or error in judgment but shall be liable only for willful misconduct or gross negligence.

     (h) No Trustee shall be required to furnish bond or other security except as herein expressly provided or except if required to do so under applicable federal law.

     (i) In the event of a garnishment, attachment, levy or other legal process by a creditor of the Company of any of the assets of the Trust under circumstances set out in Section 3.(b) hereof where Trustee cannot ascertain the Insolvency of the Company, the Trustee may interplead the assets of the Trust into the court where the creditor has brought such action. The Trustee shall have no liability to the Company for making such interpleader.

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SECTION 9. COMPENSATION AND EXPENSES OF THE TRUSTEE.

     The Company shall pay all administration and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

SECTION 10. RESIGNATION AND REMOVAL OF THE TRUSTEE.

     (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 60 days after receipt of such notice unless the Company and the Trustee agree otherwise.

     (b) The Trustee may be removed by the Company on 60 days notice or upon shorter notice accepted by the Trustee.

     (c) Upon a Change of Control, as defined in Section 13 below, the Trustee may not be removed by the Company for two (2) years.

     (d) If the Trustee resigns or is removed within five (5) years of a Change of Control, as defined herein, the Company shall apply to a court of competent jurisdiction for the appointment of a successor trustee or for instructions.

     (e) Upon the resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed with 90 days after receipt of notice of the resignations, removal or transfer, unless the Company extends the time limit.

     (f) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date or resignation or removal under paragraph(s) (a) [or (b)] of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 11. APPOINTMENT OF SUCCESSOR.

     (a) If the Trustee resigns or is removed in accordance with Section 10(a) or 10(b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

     (b) The Successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7, and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.


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SECTION 12. AMENDMENT OR TERMINATION.

     (a) This Trust Agreement may be amended by a written instrument executed by Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

     (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

     (c) Sections 10, 11 and 2 of this Trust Agreement may not be amended by the Company for five (5) years following a Change of Control, as defined herein.

SECTION 13. MISCELLANEOUS.

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with laws of the State of Texas.

     (d) For purposes of this Trust, Change of Control shall mean the purchase or other acquisition by any person,entity or group of persons, within the meaning of section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined vetoing power of the Company's then outstanding voting securities entitled to vote generally, or the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities, or a liquidation or dissolution of the Company or the of the sale of all substantially all of the Company's assets.

     (e) Until further notice from either party hereto, any notices delivered pursuant to this Agreement and all other communications shall be in writing and shall be delivered or sent to the persons at the addresses set forth hereunder. All notices and other communications shall be effective when received. The party seeking to rely on notice having been given under this paragraph shall be responsible for ascertaining its receipt.


     For Company:

     Veritas DGC Inc.
     10300 Town Park
     Houston, Texas 77072
     Attention: Liz Foreman

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     For Trustee:

     Austin Trust Company
     100 Congress Avenue, Suite 700
     Austin, Texas 78701
     Attention: Dan Remick

     (f) This Agreement between the Company and the Trustee contains the entire understanding between the parties with respect to its subject matter, and, as of the effective date of this Agreement, it supersedes and entirely replaces any and all prior agreements between the Company and the Trustee with respect to the subject matter of this agreement.

     (g) This Agreement shall be binding upon and inure to the benefit of the parties hereof and their heirs, successors and assignees. This Agreement is not assignable by any party without the expressed written consent of the other party.

     (h) Titles and captions used in this Agreement are included for convenience of reference only and in no way define or delimit any provisions or otherwise alter the construction or effect.

     (i) Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

     (j) Each of the parties to this Agreement hereby represents and warrants that it is duly authorized and empowered to execute, deliver and perform this Agreement.

     (k) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all counterparts shall, together, constitute only one Agreement.

SECTION 14. EFFECTIVE DATE.

     The effective date of this Trust Agreement shall be ____________, 20 _____.

     IN WITNESS WHEREOF, this Agreement is executed as of the day and year first written above.

                                        COMPANY

                                        VERITAS DGC INC.

                                        ----------------------------------------

                                        Title:
                                              ----------------------------------


                                        TRUSTEE

                                        AUSTIN TRUST COMPANY

                                        ----------------------------------------

                                        Title:
                                              ----------------------------------


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